                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

                           Filed by the Registrant [X]

                   Filed by a Party other than the Registrant [ ]
                           Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                       TRANSACT TECHNOLOGIES INCORPORATED

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2006

     Notice is hereby given that the 2006 Annual Meeting of Stockholders (the "Annual Meeting") of TransAct Technologies Incorporated (the "Company" or "TransAct"), a Delaware corporation, will be held on May 18, 2006 at 10:00 a.m. Eastern Daylight Savings Time, at the Four Points by Sheraton Hotel, 275 Research Parkway, Meriden, CT 06450 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect one director to serve until the 2009 Annual Meeting of Stockholders or until the director's successor has been duly elected and qualified;

     (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2006; and

     (3) To transact such other business as may legally come before the Annual Meeting.

     Stockholders of record at the close of business on March 28, 2006 are entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed for the Annual Meeting.

                                          By Order of the Board of Directors,

                                          STEVEN A. DEMARTINO
                                          Secretary

Wallingford, Connecticut
April 20, 2006

                            YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492

                       PROXY STATEMENT FOR ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON MAY 18, 2006

     This Proxy Statement is being furnished to the stockholders of TransAct Technologies Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on May 18, 2006, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 2005 Annual Report to Stockholders are first being mailed or given to stockholders on or about April 20, 2006.

                      SOLICITATION AND REVOCATION OF PROXY

     Any stockholder who executes and returns the enclosed proxy has the power to revoke the same anytime prior to its being voted. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of directors and to indicate separate approval or disapproval as to the other matters presented to stockholders. All of the proposals will be presented by the Board of Directors. The shares represented by the proxy will be voted for the election of the director named thereon, unless authority to do so is withheld. With respect to the other proposals presented to stockholders by the Board of Directors, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted for the proposal. In addition, the proxy confers discretionary authority to vote on any matter properly presented at the Annual Meeting which is not known to the Company as of the date of this Proxy Statement.

                               VOTING SECURITIES

     Stockholders of record on March 28, 2006 are entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held on March 28, 2006. There were 9,688,068 shares of Common Stock issued and outstanding and entitled to vote at the close of business on March 28, 2006. Shares representing a majority of the votes entitled to be cast at the Annual Meeting, present in person or represented by proxy, will constitute a quorum to transact business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to the Company regarding the beneficial ownership of the Company's common stock as of March 28, 2006 by:
(i) each person known by the Company to own beneficially more than 5% of the Company's common stock; (ii) each director or nominee for director of the Company; (iii) each current executive officer of the Company named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such person's name and the address of the holder is 7 Laser Lane, Wallingford, CT 06492.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT OF
NAME OF BENEFICIAL OWNER                                         OWNED         CLASS
------------------------                                      ------------   ----------
COMMON STOCK
Graham Y. Tanaka(1).........................................     362,597         3.49%
Bart C. Shuldman(2).........................................     311,549         3.00%
Charles A. Dill(3)..........................................     190,185         1.83%
Michael S. Kumpf(4).........................................      96,824            *
Thomas R. Schwarz(5)........................................      90,725            *
Steven A. DeMartino(6)......................................      81,000            *
James B. Stetson(7).........................................      48,650            *
Andrew J. Hoffman(8)........................................      21,299            *
All current directors and executive officers as a group (6
  persons)(9)...............................................   1,283,328        12.34%
Janus Capital Management LLC(10)............................     856,785         8.24%
  151 Detroit Street
  Denver, CO 80206
Bares Capital Management, Inc. (11).........................     724,223         6.96%
  510 South Congress Ave., Suite 306
  Austin, TX 78704

---------------

  *  Less than 1% of the outstanding Common Stock.

 (1) Includes 63,750 shares subject to options exercisable within 60 days of March 28, 2006 granted under the Company's Non-Employee Directors' Stock Plan and 7,065 shares deemed beneficially owned by Mr. Tanaka for the benefit of his children. Also includes 5,000 unvested shares of restricted stock of the Company.

 (2) Includes 49,636 owned jointly with Mr. Shuldman's spouse, 1,500 shares owned by his spouse in an individual retirement account, 4,800 shares owned by his minor children and 3,750 shares owned by his mother. Also includes 38,500 unvested shares of restricted stock of the Company and 213,363 shares subject to options exercisable within 60 days of March 28, 2006 granted under the Company's 1996 Stock Plan.

 (3) Includes 63,750 shares subject to options exercisable within 60 days of March 28, 2006 granted under the Non-Employee Directors' Stock Plan. Also includes 5,000 unvested shares of restricted stock of the Company and 2,000 shares owned by his spouse.

 (4) Includes 16,500 unvested shares of restricted stock of the Company and 48,724 shares subject to options exercisable within 60 days of March 28, 2006 granted under the 1996 Stock Plan.

 (5) Includes 63,750 shares subject to options exercisable within 60 days of March 28, 2006 granted under the Non-Employee Directors' Stock Plan. Also includes 5,000 unvested shares of restricted stock of the Company, 1,500 shares deemed to be beneficially owned by Mr. Schwarz in his capacity as trustee of a trust for the benefit of his granddaughter, 1,500 shares beneficially owned by his daughter, as to which shares he disclaims beneficial ownership, and 3,975 shares owned by his spouse.

 (6) Includes 18,900 unvested shares of restricted stock of the Company and 41,000 shares subject to options exercisable within 60 days of March 28, 2006 granted under the 1996 Stock Plan.

 (7) Includes 12,500 unvested shares of restricted stock of the Company and 28,150 shares subject to options exercisable within 60 days of March 28, 2006 granted under the 1996 Stock Plan.

 (8) Includes 14,000 unvested shares of restricted stock of the Company and 3,799 shares subject to options exercisable within 60 days of March 28, 2006 granted under the 1996 Stock Plan.

 (9) Includes 144,400 unvested shares of restricted stock of the Company and 556,286 shares subject to options exercisable within 60 days of March 28, 2006 granted under the 1996 Stock Plan and the Non-Employee Directors' Stock Plan.

(10) Based on information provided in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 14, 2006 by Janus Capital Management LLC ("Janus Capital") and Janus Venture Fund, Janus Capital is an investment adviser and indirect majority owner of two other investment advisers, Enhanced Investment Technologies LLC and Bay Isle Financial LLC, and such entities have sole voting power and sole dispositive power over 856,785 shares of the Company's Common Stock, including 799,760 shares of Common Stock with respect to which Janus Venture Fund, a registered investment company to which Janus Capital provides investment advice, has sole voting power and sole dispositive power.

(11) Based on information provided in a Schedule 13G filed with the SEC on February 13, 2006 by Bares Capital Management, Inc. ("Bares Capital") and Brian T. Bares, Bares Capital is an investment adviser and Mr. Bares is the President of Bares Capital and beneficially owns a controlling percentage of its outstanding voting securities, and such parties have sole voting power and sole dispositive power over 724,223 shares of the Company's Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock to file with the SEC and the Nasdaq Stock Market reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required to be filed by those persons, the Company believes that, during the fiscal year ended December 31, 2005, all such reports were timely filed.

                              CORPORATE GOVERNANCE

     The Company strives to maintain corporate governance practices that benefit the long-term interests of the Company's stockholders by clearly outlining the Company's duties and responsibilities, providing a framework for active and fruitful discussions among the members of the Company's Board of Directors and between the Board and management, and avoiding conflicts of interest and other legal and ethical problems. Accordingly, the Company's corporate governance practices are designed not only to satisfy regulatory requirements, but also to provide for effective management of the Company.

     Information on the Company's corporate governance practices is available to the public under "Corporate Governance" on the Company's website at www.transact-tech.com. The information on the website includes the Company's Corporate Governance Principles, the charters of the Board's Committees, and the Company's Standards of Business Conduct, which includes a code of ethics applicable to the officers responsible for financial reporting, including the Chief Executive Officer, Chief Financial Officer and Controller.

     The remainder of this section of the Proxy Statement summarizes the key features of the Company's corporate governance practices:

BOARD SIZE

     The Corporate Governance Principles provide that the Board should generally have between four and ten members. In establishing the appropriate number of directors, the Board and the Compensation and Corporate Governance Committee consider (i) resignations and retirements from the current Board, (ii) the availability of appropriate, qualified candidates, and (iii) the goal of assuring that the Board is small enough to facilitate active discussions and decision-making while, at the same time, is large enough to provide an appropriate mix of continuity, experience, skills and diversity so that the Board and its Committees can effectively perform their responsibilities.

CRITERIA FOR MEMBERSHIP ON THE BOARD

     The Board and its Nominating Committee consider a number of different factors in selecting nominees for director. Some of these factors, such as integrity, are applied uniformly to all prospective candidates. Others, such as specific industry experience, may be adopted on a case by case basis by the Board and the Nominating Committee based on the Company's business needs at the time a nomination is under consideration. The Nominating Committee and the Board of Directors apply the same criteria to each candidate for a particular position on the Board, regardless of whether the candidate is proposed by a stockholder or some other source. Specific criteria considered by the Nominating Committee and the Board include:

     Independence. The Board of Directors, in its Corporate Governance Principles and Committee charters, has established a policy that a substantial majority of the directors be "independent" members of the Board. The Nominating Committee and the Board consider the independence of each prospective director before election and further consider the independence of all continuing directors on at least an annual basis. The Board has determined that all the directors, except for Mr. Shuldman, who is the Company's Chief Executive Officer, are independent in accordance with the Company's criteria. The Board applies the following criteria in determining independence, which criteria are derived from Nasdaq's listing standards as well as certain additional requirements that are imposed on certain Committee members under the rules and regulations of the Securities and Exchange Commission and the Internal Revenue
Service:

     - Independent Judgment. The director must not have any relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that might have an impact on the director's judgment.

     - Employment. The director must not have been an employee of the Company at any time during the past three years. In addition, a member of the director's immediate family (including the director's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in the director's home) must not have been an executive officer of the Company during the past three years.

     - Other Payments. Neither the director nor a member of his or her immediate family member may have received payments of more than $60,000 per year from the Company during the current or any of the past three years, except for director fees, payments arising solely from investments in the Company's securities, benefits under certain Company plans and non-discretionary compensation, certain permitted loans and compensation paid to a family member who is not an executive officer of the Company.

     - Auditor Affiliation. Neither the director nor a member of his or her immediate family may be a current partner of the Company's independent auditors or have been a partner or employee of the Company's independent auditors who worked on the Company's audit at any time during the past three years.

     - Interlocking Directorships. Neither the director nor any member of his or her immediate family may be employed as an executive officer by another entity where, at any time during the past three years, any of the Company's executive officers served on the compensation committee.

     - Transactions. Neither the director nor any member of his or her immediate family may be a partner in, or a controlling stockholder or executive officer of, any organization that, during the current or any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $200,000 or 5% of the recipient's annual consolidated gross revenues for such year (excluding payments arising solely from investments in the Company's securities or paid under a non-discretionary charitable matching program).

     - Additional Standards for Audit Committee Members. Any director who serves on the Board's Audit Committee may not, directly or indirectly, have received any consulting, advisory or other compensatory fee from the Company (other than certain retirement benefits and deferred compensation) or be an affiliate of the Company (except as a director, but including by way of stock ownership). In addition, no such director may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

     Overall Board Composition. The Board of Directors believes it is important to consider the professional skills and background, experience in relevant industries, age and diversity of its directors in light of the Company's current and future business needs.

     Personal Qualities. Each director must possess certain personal qualities, including integrity, judgment and business acumen. In addition, each director must be no older than 75 years of age at the time of nomination or renomination.

     Commitments. Each director must have the time and ability to make a constructive contribution to the Board. While the Board does not believe it is appropriate to establish a single standard regarding the number of other boards on which a director may sit, this is a factor that may be considered in reviewing a candidate's suitability.

     Additional Criteria for Incumbent Directors. During their terms, all incumbent directors on the Company's Board are expected to have regular attendance at Board and Committee meetings; to stay informed about the Company and its business; to participate in discussions of the Board and its Committees; to take an interest in the Company's business and provide advice and counsel to the Company's Chief Executive Officer; and to comply with the Company's Corporate Governance Principles and other applicable policies.

     Regulatory Requirements. The Board must have directors who meet the criteria established from time to time by The Nasdaq Stock Market, the Securities and Exchange Commission, the Internal Revenue Service and other applicable regulatory entities for service on the Board and its Committees.

DIRECTOR NOMINATION PROCESS

     Under its charter, the Nominating Committee is responsible for identifying, reviewing and recommending individuals to the Board for nomination or election as directors. This typically involves the following steps:

     - Specific Criteria. The Nominating Committee and the Board review the overall composition of the Board in light of the Company's current and expected business needs and, as a result of such assessments, may establish specific qualifications that the Committee will seek in Board candidates.

     - Identifying New Candidates. The Committee may seek to identify new candidates for the Board (i) who possess the desired qualifications, and
       (ii) who satisfy the other requirements for Board service. In identifying new director candidates, the Committee may seek advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources. The Committee may also, but need not, retain a search firm in order to assist it in these efforts.

     - Reviewing New Candidates. The Committee reviews the potential new director candidates identified through this process. This involves reviewing the candidates' qualifications and conducting an appropriate background investigation. The Committee may also select certain candidates to be interviewed by one or more Committee members.

     - Reviewing Incumbent Candidates. On an annual basis, the Committee also reviews incumbent candidates for renomination to the Board. This review involves an analysis of the criteria described above that apply to incumbent directors.

     - Recommending Candidates. The Nominating Committee recommends a slate of candidates for the Board of Directors to submit for approval to the stockholders at the Annual Meeting. This slate of candidates may include both incumbent and new nominees. In addition, apart from this annual process, the Committee may, in accordance with the Corporate Governance Principles, recommend that the Board elect new members of the Board who will serve until the next annual stockholders meeting. At the time of making any recommendation to the Board, the Committee reports on the criteria that were applied in making the recommendation and its findings concerning each candidate's qualifications.

     - Stockholder Nominations Submitted to the Committee. Stockholders may also submit names of director candidates, including their own, to the Nominating Committee for its consideration. The process for stockholders to use in submitting suggestions to the Nominating Committee is set forth below at "Procedures for Submitting Director Nominations and Recommendations."

BOARD MEETINGS AND EXECUTIVE SESSIONS

     The Board of Directors not only holds regular quarterly meetings, but also holds at least one special-purpose meeting each year to review the Company's strategy, to approve its annual business plan and annual budget, and to act on matters relating to the Company's Annual Meeting and filings with the Securities and Exchange Commission.

     Non-employee directors meet by themselves in executive sessions, without management or employee directors present, at every regularly scheduled Board meeting. In addition, the non-employee directors and independent directors may convene additional executive sessions at any time.

     These executive sessions are led by the Chair of the committee that is responsible for the subject matter at issue (e.g., the Audit Committee Chair would lead a discussion of audit-related matters). When it is not clear which committee has specific responsibility for the subject matter, the Chair of the Compensation and Corporate Governance Committee presides.

COMMITTEES OF THE BOARD

     The Board has four standing committees: the Audit Committee, the Compensation and Corporate Governance Committee, the Nominating Committee and the Executive Committee.

     Each Committee is composed entirely of independent directors and operates under a written charter. The Chair of each Committee is selected by the Board. Each Committee, except the Executive Committee, holds regular executive sessions at which only Committee members are present. Each Committee is authorized to retain its own outside counsel and other advisors as it desires.

     Charters for the Audit Committee, the Compensation and Corporate Governance Committee, and the Nominating Committee are available on the Company's website, www.transact-tech.com, but a brief summary of the committees' responsibilities follows:

     Audit Committee. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the quality and integrity of the Company's financial statements and accounting practices, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's independent auditor and internal audit function.

     Nominating Committee. The Nominating Committee is responsible for assisting the Board in carrying out its responsibilities relating to the composition of the Board, including identifying, reviewing and recommending candidates to the Board for nomination or election as directors.

     Compensation and Corporate Governance Committee. The Compensation and Corporate Governance Committee is responsible for assisting the Board in carrying out its responsibilities relating to executive compensation, the Company's corporate governance practices, CEO performance review and succession planning, director compensation, Board and Committee performance evaluation and stockholder communication matters.

     Executive Committee. The Executive Committee meets between scheduled meetings of the Board of Directors and has the power and authority of the Board, except as limited by the Company's By-Laws.

BOARD AND COMMITTEE PERFORMANCE EVALUATIONS

     The Board of Directors conducts periodic evaluations of its composition, responsibilities, structure, processes and effectiveness. Each Committee of the Board conducts a similar evaluation with respect to such Committee. These evaluations are conducted under the auspices of the Compensation and Corporate Governance Committee.

STANDARDS OF BUSINESS CONDUCT

     In order to help assure the highest levels of business ethics at the Company, the Board of Directors has adopted the Company's Standards of Business Conduct, which apply to the Company's directors, officers and employees. The Standards of Business Conduct provide an overview of the Company's policies pertaining to employee conduct in the workplace, regulatory compliance and investigations; the Company's relationships with its customers, vendors, competitors and the public; insider trading; conflicts of interest; lobbying; political activities and contributions; accuracy of books, records and financial statements; confidentiality; and the protection of all who come forward to report suspected violations of the Standards. In addition, with respect to the Company's officers who are responsible for financial reporting, including the Chief Executive Officer, Chief Financial Officer and Controller, the Standards of Business Code are designed to act as a code of ethics that are designed to promote honest and ethical conduct and mandate that these officers avoid conflicts of interest and disclose any relationship that could give rise to a conflict, protect the confidentiality of non-public information about the Company, work to achieve responsible use of the Company's assets and resources, comply with all applicable governmental rules and regulations and promptly report any possible violation of the Standards. In addition, the Standards require that these individuals promote full, fair, understandable and accurate disclosure in the Company's publicly filed reports and other public communications and sets forth standards for accounting practices and records. Individuals to whom the Standards of Business Conduct apply are held accountable for their adherence to it. Failure to observe the terms of the Standards of Business Conduct can result in disciplinary action (including termination of employment).

                            1. ELECTION OF DIRECTORS

     The Board of Directors currently consists of four directors and is divided into three classes. Each class of directors are elected by the holders of the Company's Common Stock to serve staggered three-year terms.

     At the Annual Meeting, one person is to be elected to hold office as a director until the 2009 Annual Meeting of Stockholders or until a successor is duly elected and qualified. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote such proxy "FOR" the election of the nominee named below. Should the nominee become unavailable, which is not anticipated, votes pursuant to the proxy will be cast for a substitute candidate as may be designated by the Board of Directors, or in the absence of such designation, in such other manner as the Board may in their discretion determine. Alternatively, in such a situation, the Board of Directors may take action to fix the number of directors for the ensuing year at the number of nominees and incumbent directors who are then able to serve.

DIRECTOR INDEPENDENCE AND QUALIFICATIONS

     The Board of Directors has determined that all of the directors or nominees, except for Mr. Shuldman, are "independent" within the criteria established under the Company's Corporate Governance Principles. See "Corporate Governance -- Criteria for Membership on the Board." In addition, the Board has determined that each member of the Audit Committee is financially literate and each director or nominee possesses the high level of skill, experience, reputation and commitment that is mandated by the Board.

INFORMATION CONCERNING NOMINEE FOR RE-ELECTION AS DIRECTOR WHOSE TERM WILL EXPIRE AT THE 2009 ANNUAL MEETING

     Charles A. Dill, 66, has been a director of the Company since its formation in June 1996. From 2004 to the present, Mr. Dill has served as a General Partner of Two Rivers Associates, a private equity investment firm. Mr. Dill was a General Partner of Gateway Associates, a venture capital firm, from 1996 to 2004. Mr. Dill currently serves as a director of Zoltek Companies, Inc. and Stifel Financial Corp., as well as several other privately held companies.

                                 VOTE REQUIRED

     The election of Charles A. Dill as director of the Company requires affirmative votes of the holders of a plurality of the votes of the Company's Common Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes will have no effect on the election of directors, but will be included in determining the presence of a quorum at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF CHARLES A. DILL AS DIRECTOR OF THE COMPANY.

INFORMATION CONCERNING DIRECTOR WHOSE TERM WILL EXPIRE AT THE 2007 ANNUAL
MEETING

     Graham Y. Tanaka, 58, has been a director of the Company since its formation in June 1996. Mr. Tanaka has been President of Tanaka Capital Management, Inc., an investment management firm, since 1986. He is a director of Tanaka Funds, Inc. and Tanaka Capital Management, Inc.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2008 ANNUAL MEETING

     Thomas R. Schwarz, 69, has been a director of the Company since its formation in June 1996 and was Chairman of the Board from June 1996 to February 2001. Mr. Schwarz was Chairman and Chief Executive Officer of Grossman's Inc., a retailer of building materials, from 1990 until his retirement in 1994. From 1980 to 1990, he was President, Chief Operating Officer and a director of Dunkin' Donuts Incorporated, a food service company. Mr. Schwarz is a director of Tanaka Growth Fund and a privately held company.

     Bart C. Shuldman, 49, has been Chief Executive Officer, President and a director of the Company since its formation in June 1996 and Chairman of the Board since February 2001. Previously, Mr. Shuldman was Vice President of Sales and Marketing of Magnetec Corporation, a former subsidiary of Tridex, from April 1993 to August 1993, and served as President of Magnetec, and later the combined operations of Magnetec and Ithaca Peripherals Incorporated, another former Tridex subsidiary, from August 1993 to June 1996.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2005, the Board of Directors held twelve meetings. Each director attended all of the meetings of the Board of Directors and of the Committees of the Board of Directors on which such director served.

     The standing committees of the Board of Directors are the Audit Committee, the Compensation and Corporate Governance Committee, the Nominating Committee and the Executive Committee.

     The Audit Committee is comprised of Messrs. Charles A. Dill, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Dill serving as Chair. As discussed above under "Corporate Governance -- Criteria for Membership on the Board", the Board has determined that each member of the Audit Committee is an independent director and meets the financial literacy requirements of The Nasdaq Stock Market to serve on the Committee. In addition, the Board has determined that Mr. Dill is an "audit committee financial expert" as defined under the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter, which was revised in March 2004 and is posted on the Company's website. The Audit Committee met four times during 2005.

     The Compensation and Corporate Governance Committee is comprised of Messrs. Charles A. Dill, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Schwarz serving as Chair. The Compensation and Corporate Governance Committee operates under a written charter, which was adopted in March 2004 and is posted on the Company's website. See "Corporate Governance -- Recent Developments." The Compensation and Corporate Governance Committee met five times during 2005.

     The Nominating Committee is comprised of Messrs. Charles A. Dill, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Tanaka serving as Chair. The Nominating Committee operates under a written charter, which was adopted in March 2004 and is posted on the Company's website. See "Corporate Governance -- Recent Developments." The Nominating Committee met two times during 2005.

     The Executive Committee is comprised of Messrs. Charles A. Dill, Thomas R. Schwarz and Graham Y. Tanaka. The Executive Committee did not meet during 2005.

AUDIT COMMITTEE REPORT

     Under its charter, the Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the internal control over financial reporting and quality and integrity of the Company's financial statements and accounting practices, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's independent auditor and internal audit function.

     Management is responsible for preparing complete and accurate consolidated financial statements in accordance with generally accepted accounting principals. The independent public accountants are responsible for performing independent audits of the Company's consolidated financial statements and for issuing reports about those financial statements. The Audit Committee meets with the independent public accountants, the Chief Executive Officer and the senior management of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's system of internal accounting controls over financial reporting, the financial statements contained in the Company's Annual Report to Stockholders and other related matters. Separate meetings are held with the independent public accountants and management. Substantial attention at Audit Committee meetings throughout 2005 was devoted to progress updates and presentations by management and the independent public accountants relative to the Company's Sarbanes-Oxley Section 404 Internal Control Certification Program. Management's Report on Internal Control, together with the independent public accountants' accompanying report, has been reviewed by the Committee and is contained in the Company's 2005 Annual Report on Form 10-K.

     In connection with its duties, the Audit Committee has taken the following actions:

     - It has reviewed and discussed the audited financial statements, as well as the assessment of internal controls over financial reporting, with management.

     - It has discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

     - It has received from the independent registered public accounting firm the written disclosures describing any relationships between the independent registered public accounting firm and the Company and the letter confirming their independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors matters relating to their independence.

     - Based on its review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

                                          AUDIT COMMITTEE

                                          Charles A. Dill, Chairman
                                          Thomas R. Schwarz
                                          Graham Y. Tanaka

     During the year ended December 31, 2005, each outside director of the Company received as compensation for services rendered: (i) a retainer of $2,500 for each fiscal quarter served as director, (ii) $1,000 for each Board of Directors meeting attended, (iii) $500 for each Board of Directors committee meeting attended, (iv) $500 for each telephonic Board of Directors meeting, and
(v) $250 for each telephonic committee meeting. Chairs of committees received $750 for each committee meeting attended and $500 for each telephonic meeting. Directors are reimbursed for expenses incurred in attending meetings.

     Each non-employee director receives an annual grant of 5,000 shares of restricted stock, pursuant to the terms of the Company's 2005 Equity Incentive Plan. The restricted stock will vest at the rate of 20% per year beginning on the first anniversary of the date of grant.

                             EXECUTIVE COMPENSATION

     The following tables set forth information concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Executive Officers") in 2005:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                     -----------------------
                                                                             AWARDS
                                                                     -----------------------      ALL
                                               ANNUAL COMPENSATION   RESTRICTED   SECURITIES     OTHER
                                               -------------------     STOCK      UNDERLYING    COMPEN-
                                      FISCAL   SALARY(1)    BONUS    AWARDS(3)     OPTIONS     SATION(4)
NAME AND PRINCIPAL POSITIONS           YEAR       ($)        ($)        ($)          (#)          ($)
----------------------------          ------   ---------   -------   ----------   ----------   ---------
Bart C. Shuldman....................   2005     403,000    160,000    199,200          --       29,114
  Chairman, President and              2004     390,000     52,650    612,500          --       29,305
  Chief Executive Officer              2003     390,000     73,125         --          --       56,413
Steven A. DeMartino(5)..............   2005     186,000     75,000    149,400          --       18,406
  Executive Vice President,            2004     166,759     24,239    220,240          --       18,521
  Chief Financial Officer,             2003     145,600     16,380         --          --       29,764
  Treasurer and Secretary
Michael S. Kumpf....................   2005     168,810     40,000    149,400          --       19,962
  Executive Vice President,            2004     162,565     20,686    122,500          --       20,132
  Engineering                          2003     158,600     20,816         --          --       17,045
James B. Stetson(6).................   2005     179,067     64,400(2)   99,600         --       14,430
  Senior Vice President and            2004     179,067     27,569(2)  122,500         --       21,587
  Business Manager, TransAct           2003     174,720     58,633         --          --       22,094
  Services Group
Andrew J. Hoffman(7)................   2005     135,000     35,000     99,600          --       10,944
  Senior Vice President,               2004     121,930     13,175    122,500          --        5,288
  Operations                           2003     117,850     13,258         --          --        4,418

---------------

(1) None of the Named Executive Officers received perquisites or other personal benefits in an amount which exceeded 10% of their salary plus bonus during any fiscal year.

(2) All of the bonuses paid to Mr. Stetson represents commissions on sales by the Company.

(3) All restricted stock awards were granted under the Company's 1996 Stock Plan. The value of the restricted stock awards is based on the closing market price of the Company's common stock on the date of grant. At the end of fiscal year 2005, the number of shares of common stock which remain subject to restricted awards and the value of such shares, based on the closing price of the Company's common stock of $7.90 on such date, were as follows: Mr. Shuldman: 50,000 shares and $395,000; Mr. DeMartino: 23,400 shares and $184,860; Mr. Kumpf; 21,000 shares and $165,900; Mr. Stetson:
    16,000 shares and $126,400; and Mr. Hoffman: 16,000 shares and $126,400. The grants of shares of restricted stock in 2005 (i) to Mr. Shuldman, Mr. DeMartino, Mr. Kumpf, Mr. Stetson and Mr. Hoffman vest in five equal installments beginning on the first anniversary of the date of grant. Currently, no dividends may be paid on shares of the Company's common stock.

(4) For all the Named Executive Officers, these amounts consist of automobile allowances, Company contributions under the Company's 401(k) Plan, and other benefits such as life and disability insurance. Also, for 2003, includes a one-time payment of accrued vacation as of December 31, 2002.

(5) Mr. DeMartino was appointed Senior Vice President, Finance and Information Technology in October 2001, and replaced Richard L. Cote as Executive Vice President, Chief Financial Officer, Treasurer and Secretary in June 2004.

(6) Mr. Stetson was appointed Executive Vice President, Sales and Marketing in November 2001 and Senior Vice President and Business Manager, TransAct Services Group in October 2004.

(7) Mr. Hoffman was appointed Senior Vice President, Operations in November
    2004.

            AGGREGATED OPTION EXERCISES IN 2005 AND FISCAL YEAR-END
                                 OPTION VALUES

                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY
                                 SHARES                        OPTIONS AT                  OPTIONS AT
                               ACQUIRED ON    VALUE          FISCAL YEAR-END             FISCAL YEAR-END
                                EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
NAME                               (#)         ($)                 (#)                         ($)
----                           -----------   --------   -------------------------   -------------------------
Bart C. Shuldman.............    10,500      142,930            289,550/-                  1,121,102/-
Steven A. DeMartino..........        --           --             42,000/-                    174,125/-
Michael S. Kumpf.............        --           --             48,724/-                    154,160/-
James B. Stetson.............     4,100       25,256             28,150/-                    115,595/-
Andrew J. Hoffman............        --           --              3,799/-                     16,107/-

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Under the terms of an Employment Agreement dated July 31, 1996 between Bart
C. Shuldman and the Company, Mr. Shuldman serves as President and Chief Executive Officer at the pleasure of the Board of Directors. If Mr. Shuldman's employment is terminated other than for Cause (as such term is defined in the employment agreement), Mr. Shuldman shall be entitled to continue to receive:
(i) his annual base salary and all other benefits for two years from the date of termination and (ii) a pro rata portion of his annual target bonus amount for the year of termination. If Mr. Shuldman's employment is terminated other than for Cause, or if Mr. Shuldman resigns for specified reasons, within one year of a change-in-control of the Company, Mr. Shuldman shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of three years from the date of termination. In addition, the Company shall cause the immediate vesting of all restricted stock and stock options granted to Mr. Shuldman under the 1996 Stock Plan.

     Under the terms of a Severance Agreement with Steven A. DeMartino dated June 1, 2004, if the employment of Mr. DeMartino is terminated other than for Cause (as such term is defined in the severance agreement), Mr. DeMartino shall be entitled to continue to receive, for one year following the date of termination, his annual base salary, a pro rata portion of his annual target bonus for the year of termination and all benefits which would otherwise have been payable to him. If the employment of Mr. DeMartino is terminated other than for Cause, or if he resigns for specified reasons, within one year of a change-in-control of the Company, Mr. DeMartino shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of two years from the date of termination. In addition, the Company shall cause the immediate vesting of all restricted stock and stock options granted to Mr. DeMartino under the 1996 Stock Plan.

     Under the terms of Severance Agreements between the Company and James B. Stetson, Michael S. Kumpf and Andrew J. Hoffman dated January 24, 2001, September 4, 1996 and November 18, 2005, respectively, if the employment of Mr. Stetson or Mr. Kumpf is terminated other than for Cause (as such term is defined in the respective severance agreement), each executive shall be entitled to continue to receive, for six months following the date of termination, the annual base salary, a pro rata portion of the annual target bonus for the year of termination and all benefits which would otherwise have been payable to each of them. If the employment of Mr. Stetson or Mr. Kumpf is terminated other than for cause, or if they resign for specified reasons, within one year of a change-in-control of the Company, each shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of one year from the date of termination. In addition, the Company shall cause the immediate vesting of all restricted stock and stock options granted under the 1996 Stock Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is comprised of independent directors of the Company, is responsible for administering the Company's executive compensation policies. In connection with such responsibilities, the Compensation Committee establishes the general compensation policies for the Company, approves the hiring and termination of all executive officers and any staff reporting directly to the Chief Executive Officer of the Company and approves the compensation plans and specific compensation levels for all executive officers and any staff reporting directly to the Chief Executive Officer of the Company. The Compensation Committee also approves the issuance of all awards to employees of the Company and its subsidiaries under the Company's 2005 Equity Incentive Plan.

  Compensation Policies and Goals

     The primary goals of the Company's compensation policies are to attract, retain, motivate and reward management of the Company, while at the same time, aligning their interests closely with those of the Company and its stockholders. The Company seeks to attract and retain management by offering a competitive total compensation package. To align the interests of management more closely with those of the Company as a whole and reward individual initiative and effort, the Company seeks to promote performance-based compensation where contribution to the Company as a whole is rewarded. Through the use of performance-based plans that reward attainment of Company goals, the Company seeks to foster an attitude of teamwork. The Company also believes that the use of equity ownership is an important tool to ensure that the efforts of management are consistent with the objectives of its stockholders and seeks to promote increased ownership of the Company by management through the use of stock awards.

     The Compensation Committee has tried to achieve the above goals utilizing publicly available information regarding competitive compensation. The Compensation Committee may utilize an independent consultant to ensure that compensation for the Company's management is competitive, meets the above-stated objectives and is consistent for all members of management of the Company.

  Compensation Components

     At present, the compensation of the executive officers of the Company consists of a combination of salary, cash bonuses, stock options, restricted stock and participation in the Company's 401(k) Plan, as well as the provision of medical and other personal benefits typically offered to corporate executives. Some of the executive officers of the Company are parties to agreements which provide for severance payments under certain circumstances. These agreements for the Named Executive Officers are described above under "Employment Contracts, Termination of Employment and Change-In-Control Arrangements."

     Salaries: The Compensation Committee targets the Chief Executive Officer's salary at the mean of that for the Company's peer group and seeks to provide a total compensation package competitive with those of others in the industry.

     Cash Bonuses: The Company generally maintains an incentive compensation plan for all salaried employees of the Company, including key executives, which provides for the payment of cash bonuses. Under the plan, the Board of Directors fixes an incentive target, as well as individual goals and objectives, for each employee at the beginning of the year and bonuses are paid shortly after the end of the year.

     Stock Awards: Under the Company's 2005 Equity Incentive Plan, stock options and restricted stock are granted by the Compensation Committee. Prior to 2006, all salaried employees were granted an initial award of stock options or restricted stock on their date of hiring for a fixed number of shares depending on their level, which vests over three to five years. Beginning in 2006, executives and certain key employees may be granted stock awards as determined by the Compensation Committee

     Other Benefit Plans: Executive officers of the Company may participate in the Company's nondiscriminatory 401(k) Plan.

  Chief Executive Officer Compensation

     The Compensation Committee also makes decisions regarding the compensation of the Chief Executive Officer using the philosophy and criteria set forth above. Each year, the Company approves the adjustment of salary ranges for the Chief Executive Officer based on studying the compensation paid to CEOs at peer group companies. Mr. Shuldman's annual base salary for 2005 was $405,600.

     Mr. Shuldman's annual incentive award, shown in the fourth column of the Summary Compensation Table, was based upon a policy of the degree of achievement of the corporate and individual goals and objectives. The 20,000 shares of restricted stock granted to Mr. Shuldman during 2005 reflect this policy.

                                          COMPENSATION COMMITTEE

                                          Thomas R. Schwarz, Chairman
                                          Charles A. Dill
                                          Graham Y. Tanaka

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock from December 31, 2000 through December 31, 2005, with the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) and the Nasdaq Computer Manufacturer Stocks Index. The graph assumes that $100 was invested on December 31, 2000 in each of the Company's common stock, the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) and the Nasdaq Computer Manufacturer Stocks Index, and that all dividends were reinvested.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                TRANSACT TECHNOLOGIES INCORPORATED COMMON STOCK,
        THE CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (U.S.),
               AND THE NASDAQ COMPUTER MANUFACTURER STOCKS INDEX

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------
                     12/31/00 12/31/01 12/31/02 12/31/03 12/31/04 12/31/05
--------------------------------------------------------------------------
 TransAct
  Technologies
  Incorporated
  Common Stock       $100.00  $104.76   $90.29  $463.81  $610.29  $225.71
--------------------------------------------------------------------------
 CRSP Total Return
  Index for the
  Nasdaq Stock
  Market (U.S.)      $100.00  $ 79.32   $54.84  $ 81.99  $ 89.23  $ 91.12
--------------------------------------------------------------------------
 Nasdaq Computer
  Manufacturer
  Stocks Index       $100.00  $ 68.89   $45.65  $ 63.50  $ 83.03  $ 84.97
--------------------------------------------------------------------------

         2. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006

     The Audit Committee has selected PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the financial statements of the Company for the 2006 fiscal year. This selection is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's formation.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

               POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED
              BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has established a policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval. The Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the Securities and Exchange Commission's rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for the Company. In addition, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm's familiarity with the Company's business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company's ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

     The Audit Committee may delegate to one of its members the authority to address certain requests for pre-approval of services between meetings of the Committee, and such Committee member is required to report his or her pre-approval decisions to the Committee at its next regular meeting. The Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company. The Audit Committee monitors compliance by management with the pre-approval policy by requiring management, pursuant to the Policy, to report to the Audit and Finance Committee on a regular basis regarding the pre-approved services rendered by the independent registered public accounting firm.

       INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S SERVICES AND FEES

     The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed PricewaterhouseCoopers LLP to perform audit and other services for the Company. In addition, the Committee has procedures in place for the pre-approval by the Committee of all services provided by PricewaterhouseCoopers LLP. These pre-approval procedures, as amended, are described above under "Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm."

     The aggregate fees billed by PricewaterhouseCoopers LLP to the Company for the years ended December 31, 2005 and 2004 are as follows:

                                                                2005       2004
                                                              --------   --------
Audit Fees(1)...............................................  $468,234   $605,700
Audit-Related Fees(2).......................................    35,000     69,315
Tax Fees(3).................................................    56,210     41,400
All Other Fees(4)...........................................     1,515      1,500
                                                              --------   --------
Total Fees for Services Provided............................  $560,959   $717,915
                                                              ========   ========

---------------

(1) Audit Fees consist of fees related to: (i) the annual audit of the Company's financial statements, (ii) the audit of management's assessment of the effectiveness of internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), (iii) reviews of the Company's quarterly financial statements, (iv) statutory audits for the Company's UK subsidiary, and (v) the review of registration statements, periodic reports and other reports filed with the SEC.

(2) Audit-Related Fees consist of fees incurred for consultations regarding accounting and financial reporting standards, Sarbanes -- Oxley readiness assistance, and due diligence work.

(3) Tax Fees include fees incurred for the preparation of domestic and foreign tax returns and tax planning and advice.

(4) All Other Fees include software license fees for the use of a web-based accounting research tool.

     The Audit Committee has considered whether the provision of the above services other than Audit Fees is compatible with maintaining the auditors' independence and has determined that, in its opinion, they are compatible.

                                 VOTE REQUIRED

     The ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2006 requires the affirmative vote of a majority of the votes of the Common Stock present in person or represented by proxy and entitled to vote. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote such proxy "FOR" the ratification of PricewaterhouseCoopers LLP. Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote; broker non-votes with respect to voting on this matter will have no effect on the outcome of the vote. In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

                 STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     Stockholder proposals submitted for inclusion in next year's proxy materials must be received by the Secretary of the Company on or before January 2, 2007. Proposals should be addressed to TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Secretary. Stockholders who wish to make a proposal at the 2007 Annual Meeting without regard to whether it will be included in the Company's proxy materials should notify the Company no later than February 28, 2007. If a Stockholder who wishes to present a proposal fails to notify the Company by the due date, the proxies that the Company solicits for the meeting will accord them discretionary authority to vote on the Stockholder's proposal if it is properly brought before the meeting.

       PROCEDURES FOR SUBMITTING DIRECTOR NOMINATIONS AND RECOMMENDATIONS

     Stockholders may nominate candidates for election to the Board of Directors if the proper nomination procedures specified in the Company's By-Laws are followed. All nominations by stockholders must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 nor more than 60 days prior to the meeting at which election of directors will take place; however, if less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, nominations will be timely if received not later than 10 days after notice was given or public disclosure was made. A stockholder's notice must set forth in writing (i) for each person proposed to be nominated, all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to be named in the proxy and to serving as a director, and (ii) for the stockholder giving notice, the (x) name and address of such stockholder as they appear on the Company's books, and (y) the class and number of shares of the Company beneficially owned by such stockholder. The Nominating Committee will also consider any stockholder recommendation of a candidate for nomination by the Board if the stockholder submits his or her recommendation in accordance with the foregoing procedures.

         STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS POLICY

     Any stockholder wishing to communicate directly with members of the Board of Directors should do so in writing. All correspondence addressed to the Board as a whole, to its independent directors, to any of its Committees or Committee Chairs, or to individual Board members should be mailed to the following address:

      Board of Directors/Independent Directors/Committee/Director
      c/o Secretary
      TransAct Technologies Incorporated
      7 Laser Lane
      Wallingford, Connecticut 06492

     - You are welcome to communicate anonymously or confidentially.

     - All correspondence addressed to an individual director or Committee Chair, and marked "Confidential", will be collected in the office of the Secretary and forwarded unopened to the individual director.

     - Other correspondence will be opened by the Secretary, reviewed, copied and directed as follows:

      - Concerns regarding the Company's accounting, internal accounting controls or auditing matters will be referred to the members of the Audit Committee.

      - Nominations or recommendations of candidates for election to the Board of Directors will be referred to members of the Nominating Committee.

      - Other correspondence will be copied by the Secretary and forwarded to all of the members of the Board of Directors (or its independent directors, if so addressed) unless the stockholder directs otherwise.

     - A Stockholder may request written acknowledgement of the receipt of his or her correspondence, which will be provided by the Secretary or, in the case of correspondence marked "Confidential", by the individual director or Committee Chair to whom it is addressed.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO: TRANSACT TECHNOLOGIES INCORPORATED, STOCKHOLDER RELATIONS DEPARTMENT, 7 LASER LANE, WALLINGFORD, CONNECTICUT 06492.

                                    GENERAL

     The accompanying proxy will be voted as specified thereon. Unless otherwise specified, proxies will be voted for the director nominated by the Board of Directors, and for ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2006. As of the date of this Proxy Statement, the Board of Directors is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of the stockholders arise at the Annual Meeting, the proxies confer upon the persons named in the accompanying proxy the authority to vote in respect of any such other matter in accordance with the recommendation of the Board of Directors.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by: (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company, as follows:
TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company's Secretary or other person responsible for tabulating votes on behalf of the Company.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use the telephone or otherwise to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

April 20, 2006

                       TRANSACT TECHNOLOGIES INCORPORATED
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 18, 2006

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       TRANSACT TECHNOLOGIES INCORPORATED

The undersigned stockholder of TransAct Technologies Incorporated (the "Company") does hereby nominate, constitute and appoint Bart C. Shuldman and Steven A. DeMartino, or either of them, with full power to act alone, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock of the Company standing in my name on its books on March 28, 2006, at the Annual Meeting of its stockholders to be held at the Four Points by Sheraton Hotel, 275 Research Parkway, Meriden, CT 06450 on May 18, 2006 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

                         (TO BE SIGNED ON REVERSE SIDE)

                         PLEASE SIGN, DATE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                       TRANSACT TECHNOLOGIES INCORPORATED

                                  MAY 18, 2006

[X] Please mark your
votes as in this
example.

                                   FOR    ABSTAIN

1.    ELECTION OF                  [ ]    [ ]       Nominee:   Charles A. Dill
      DIRECTOR

                                   FOR    ABSTAIN   AGAINST

2.    RATIFICATION OF INDEPENDENT  [ ]    [ ]       [ ]
      REGISTERED PUBLIC
      ACCOUNTING FIRM

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE AS DIRECTOR AND FOR PROPOSAL 2. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND FOR PROPOSAL 2. THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

SIGNATURE   _________________________   DATE    _________________________, 2006

SIGNATURE   _________________________   DATE    _________________________, 2006

            (SIGNATURE IF HELD JOINTLY)

            NOTE: Please sign exactly as name appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.